SUB-ITEM 77Q(1)(e)(1)

The Interim Investment Sub-Advisory Agreement between M Financial Advisers, Inc. and Iridian Asset Management, LLC dated March 27, 2009 is incorporated by reference to Post-Effective Amendment No. 18 to the Registration Statement filed on Form Type 485BPOS on April 30, 2009 (Accession No. 0001104659-09-027355).

SUB-ITEM 77Q(1)(e)(2)

An Amendment to the Investment Sub-Advisory Agreement between M Financial Advisers, Inc. and Turner Investment Partners, Inc. dated April 9, 2009 is incorporated by reference to Post-Effective Amendment No. 18 to the Registration Statement filed on Form Type 485BPOS on April 30, 2009 (Accession No. 0001104659-09-027355).